Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent
          --------------  Public Accountants



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of the Woodlawn Funds Trust and the Shareholders of the Internet 100 Fund:


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-78815 of Internet 100 Fund of our report on the Statement of Assets and Liabilities as of August 27, 1999 appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 19, 2000